INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
     the CLS AdvisorOne Funds:


We consent to the use of our report included herein dated May 26, 1999 on the financial statements of the CLS AdvisorOne Funds -- The Amerigo Fund and The Clermont Fund -- for the year ended April 30, 1999 and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Auditors" in the Statement of Additional Information.



                                          KPMG LLP


Columbus, Ohio
August 27, 1999